UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest events reported)   January 9, 2002
                                                            -----------------
                                                            (January 9, 2002)
                                                            -----------------



                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


           New Mexico                Commission                85-0019030
----------------------------                             -----------------------
(State or Other Jurisdiction     File Number 1-6986         (I.R.S. Employer
      of Incorporation)                                  Identification) Number)



             Alvarado Square, Albuquerque, New Mexico    87158
             ----------------------------------------    -----
             (Address of principal executive offices)  (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)

                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item 5.  Other Events

The following is a press release issued by the Company on January 9, 2002 and is being filed herein under Item 5. Other Events.

              PNM Announces New Power Plant in Southern New Mexico

ALBUQUERQUE, N.M., January 9, 2002 - PNM Resources (NYSE:PNM) announced today that its wholly-owned subsidiary, Public Service Company of New Mexico, plans to build an 80-megawatt, natural gas-fired generating plant in Lordsburg, New Mexico.

The Lordsburg city council has agreed to support the issuance of $60 million in industrial revenue bonds to help finance the new plant in that city. The bonds will be issued under an ordinance adopted by the City in the next approximately 60 days.

Construction of the plant is expected to begin as soon as PNM receives an air quality permit from the New Mexico Environment Department later this month. The plant is expected to begin operations by July 2002.

PNM will also build a new switching station to tie the Lordsburg plant to a 115-kilovolt line owned by Texas-New Mexico Power Company. Fuel for the plant will be supplied by regional El Paso Natural Gas lines and will primarily come from New Mexico.

The Lordsburg plant is the second addition to the PNM generation portfolio announced in the past two months. In November, 2001, officials broke ground on a 135-MW plant near Las Cruces, New Mexico. Both plants will be merchant facilities, planned to serve PNM's expanding wholesale marketing operation rather than the utility's retail customers in New Mexico.

PNM Resources is an energy holding company based in Albuquerque, New Mexico. Its principal subsidiary is Public Service Company of New Mexico, which provides electric power and natural gas utility services to more than 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

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

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   PUBLIC SERVICE COMPANY OF NEW MEXICO
                                   ---------------------------------------------
                                   (Registrant)


Date:  January 9, 2002                           /s/ John R. Loyack
                                   ---------------------------------------------
                                                   John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)

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